                                                                     EXHIBIT 3.1
                               GRANT PRIDECO, INC.

                     RESTATED CERTIFICATE OF INCORPORATION

         The original Certificate of Incorporation of Grant Prideco, Inc. (the "Corporation") was filed on June 22, 1990. On March 22, 2000, the Board of Directors and the sole stockholder of the Corporation adopted resolutions authorizing the further amendment and the restatement and integration of the provisions of the most recent amended Certificate of Incorporation of the Corporation and authorizing the filing of this Restated Certificate of Incorporation, in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware. This Restated Certificate of Incorporation amends and supersedes the most recent amended Certificate of Incorporation of the Corporation, as presently in effect, in its entirety as follows:

                                    ARTICLE 1

         The name of the Corporation is Grant Prideco, Inc.

                                    ARTICLE 2

         The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at that address is The Corporation Service Company.

                                    ARTICLE 3

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                    ARTICLE 4

         The total number of shares of stock of all classes which the Corporation has authority to issue is 310,000,000 shares, of which 300,000,000 shares shall be common stock, with a par value of $.01 per share ("Common Stock"), and 10,000,000 shares shall be preferred stock, with a par value of $.01 per share ("Preferred Stock"). Effective upon the filing of this Restated Certificate of Incorporation (the "Effective Time"), each share of Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be changed and converted, without any action on the part of the holder thereof, into 109,000 shares of Common Stock.

         The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock are as follows:

                                 PREFERRED STOCK

         Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. Subject to the provisions hereof and the limitations prescribed by law, the Board of Directors is hereby vested with the authority and is expressly authorized, prior to issuance, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series and, if and to the extent from time to time required by law, by filing a certificate pursuant to the General Corporation Law of the State of Delaware, to establish or change the number of shares to be included in each such series and to fix the designation and powers, preferences and rights and the qualifications and limitations or restrictions thereof relating to the shares of each such series, all to the maximum extent permitted by the General Corporation Law of the State of Delaware as in effect on the date hereof or as hereafter amended. The vested authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination of the following:

                  (a) the distinctive serial designation of such series and the number of shares constituting such series;

                  (b) The annual dividend rate, if any, on shares of such series and the preferences, if any, over any other series (or of any other series over such series) with respect to dividends, and whether dividends shall be cumulative and, if so, from which date or dates;

                  (c) whether the shares of such series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (d) the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or purchase fund and, if so, the terms of such obligation;

                  (e) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, any stock of any series of the same class or any other class or classes or any evidences of indebtedness and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

                  (f) whether the shares of such series shall have voting rights in addition to the voting rights provided by law, and, if so, the terms of such voting rights, including, without limitation, whether such shares shall have the right to vote with the Common Stock on issues on an equal, greater or lesser basis;

                  (g) the rights of the shares of such series in the event of a voluntary or involuntary liquidation, dissolution, winding up or distribution of assets of the Corporation;

                  (h) whether the shares of such series shall be entitled to the benefit of conditions and restrictions upon (1) the creation of indebtedness of the Corporation or any subsidiary, (2) the issuance of any additional stock (including additional shares of such series or of any other series) or (3) the payment of dividends or the making of other distributions on the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation; and

                  (i) any other relative, rights, powers, preferences, qualifications, limitations or restrictions thereof, including, but not limited to, any that may be determined in connection with the adoption of any stockholder rights plan after the date hereof, relating to any such series.

         The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote generally in the election of directors without the separate vote of holders of Preferred Stock as a class.

                                  COMMON STOCK

         Subject to the rights of any outstanding series of Preferred Stock, and except as may be expressly provided by law,

                  (a) dividends may be declared and paid or set apart for payment upon Common Stock to the exclusion of the Preferred Stock out of any assets or funds of the Corporation legally available for the payment of dividends and may be payable in cash, stock or otherwise;

                  (b) the holders of Common Stock shall have the exclusive right to vote for the election of directors (other than in the case of newly created directorships and vacancies, which may be filled by the remaining directors or as otherwise provided for by the General Corporation Law of the State of Delaware) and on all other matters requiring stockholder action, each share being entitled to one vote; and

                  (c) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of Common Stock.

                                    ARTICLE 5

         All power of the Corporation shall be vested in and exercised by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

         (a) The Board of Directors of the Corporation may from time to time designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the board of directors, or in the Bylaws of the Corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matter: (1) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval or (2) adopting, amending or repealing any bylaw of the Corporation.

         (b) Advance notice of nominations for the election of Directors, other than nominations by the Board of Directors or a committee thereof, shall be given in the manner provided in the Bylaws of the Corporation. Election of Directors need not be by written ballot unless the Bylaws of the Corporation provide otherwise.

         (c) The power to adopt amend or repeal bylaws of the Corporation is conferred upon the Board of Directors of the Corporation; provided that the fact that such power has been so conferred upon the Board of Directors shall not divest the stockholders of the Corporation of the power, nor limit their power to adopt, amend or repeal bylaws of the Corporation. In addition to any requirements of law and any other provision of this Restated Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article 4 of this Restated Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of 80% or more of the combined voting power of the then outstanding shares of stock of all classes and series of stock the holders of which are entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to adopt, amend, alter or repeal any bylaws of the Corporation.


                                    ARTICLE 6

         Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                    ARTICLE 7

         (a) No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director; provided that this Article shall not eliminate or limit the liability of a director of the Corporation: (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3i) under Section 174 of the General Corporation Law of the State of Delaware, or (4) for any transaction from which the director derived an improper personal benefit.

         (b) If the General Corporation Law of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors of the Corporation to the Corporation or its stockholders, then the liability of a director of the Corporation to the Corporation or its stockholders shall be limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended, and such limitation of liability shall be in addition to, and not in lieu of, the limitation on the liability of a director of the Corporation provided this Article.

         (c) Any repeal or modification of this Article shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         (d) Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with, or repeal, this Article or any provision hereof.

                                    ARTICLE 8

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.


         IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed by its President and attested to by its Secretary this 13th day of April, 2000.


                                         GRANT PRIDECO, INC.


                                         By: /s/ JOHN C. COBLE
                                            ------------------------------------
                                                  John C. Coble, President